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                               SECOND AMENDMENT OF THE
                                 BF ENTERPRISES, INC.
                                 PROFIT SHARING PLAN
                 (As Amended and Restated Effective January 1, 1989)


    WHEREAS, BF Enterprises, Inc. (the "Company") adopted an amended and restated profit sharing plan effective January 1, 1989 (the "Plan"); and

    WHEREAS, the Company retained the right to amend the Plan under Article XI thereof;

    NOW, THEREFORE, effective as of March 1, 1995, Section 10.2(a) of the Plan is amended in part as follows:

1.  Subsection 10.2(a)(2) is amended to read in full as follows:

    (2) Loans other than (i) loans to Participants made in accordance with
Section 6.4 and applicable law, and (ii) loans secured by first trust deeds;

2.  Subsection 10.2(a)(4) is amended to read in full as follows:

    (4) Real estate, except as may result from interests in first trust deeds;

3.  Subsection 10.2(a)(6) is amended to read in full as follows:

    (6) Partnership interests, except for limited partnership interests in partnerships formed for the purpose of investing (i) in publicly traded securities without incurring indebtedness with respect to the acquisition of such securities or becoming a dealer in such securities and provided that the underlying investments of the partnership are not expected to be treated as assets of the Plan under regulations promulgated by the U.S. Department of Labor, or (ii) in loans secured by first trust deeds;



    TO RECORD THE ADOPTION OF THIS SECOND AMENDMENT OF THE PLAN, the Company has caused this document to be executed by a duly authorized officer this 31st day of March, 1995.


                                           BF ENTERPRISES, INC.


                                           By:/s/John Price
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